                                                                    EXHIBIT 21.1

                                 ABGENIX, INC.
                                SUBSIDIARY LIST

NAME OF SUBSIDIARY                             STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
------------------                             ------------------------------------------------------------
Xenotech, Inc.                                 Delaware

Abgenix Canada Corporation                     Nova Scotia, Canada

ImmGenics Pharmaceuticals Inc.                 British Columbia, Canada

IntraImmune Therapies, Inc.                    Delaware